Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                        TIME WARNER INC.
      (Exact name of registrant as specified in its charter)

           DELAWARE                                        13-3527249
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                 Identification Number)

                        75 Rockefeller Plaza
       New York, New York                            10019
      (Address of Principal Executive Offices) (Zip Code)

            Time Warner Inc. 1994 Stock Option Plan
                     (Full title of the Plan)

                       Peter R. Haje, Esq.
           Executive Vice President and General Counsel
                         Time Warner Inc.
                       75 Rockefeller Plaza
                     New York, New York 10019
             (Name and Address of agent for service)

                          (212) 484-8000
  (Telephone number, including area code, of agent for service)

Title of                       Proposed        Proposed
Securities     Amount          Maximum         Maximum            Amount of
to be          to be           Offering Price  Aggregate          Registration
Registered     Registered (1)  Per Share (2)   Offering Price (2) Fee

Common Stock,
par value
$.01 per
share ("Common
Stock") (3)      8,064,541        $72.17       $582,046,767.80     $171,703.80


(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

(2) Calculated pursuant to 457(c) and (h), based on the price at which outstanding options to purchase shares of the Registrant's Common Stock registered hereby are exercisable and on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for March 30, 1998, on which day such average was $72.41.

(3) This Registration Statement also pertains to Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificate for the Common Stock and will be transferred along with and only with the Common Stock.



                            PART II

This Registration Statement on Form S-8 registers 8,064,541 additional shares of the Registrant's Common Stock and Rights for issuance upon exercise of options granted or to be granted pursuant to the terms of the Time Warner Inc. 1994 Stock Option Plan (the "1994 Plan"). The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-27265) (the "1997 S-8 Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on May 16, 1997 and the Post Effective Amendment No.1 on Form S-8 to the Registrant's Registration Statement on Form
S-4 (Registration No. 333-11471) (the "1996 S-8 Registration Statement") as filed with the Commission on October 11, 1996, as they relate to the 1994 Plan, are hereby incorporated herein by reference to the extent not replaced hereby.

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission by the Registrant (File No. 1-12259) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K"); and

          2. The description of the Registrant's Common Stock and Rights to purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share, contained in Item 4 of its Registration Statement on Form 8-B, as filed with the Commission on October 2, 1996, pursuant to Section 12(b) of the Exchange Act.

          All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The consolidated financial statements and schedules of the Registrant and Time Warner Entertainment Company, L.P. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which are incorporated by reference herein and in the Prospectuses relating hereto by reference to the Registrant's 1997 Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of Turner Broadcasting System, Inc. ("TBS") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which are incorporated herein and in the Prospectuses relating hereto by reference to the Registrant's 1997 Form 10-K, have been audited by Price Waterhouse LLP, Independent Accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          Legal matters in connection with the Common Stock offered hereby have been passed upon for the Registrant by Thomas W. McEnerney, Esq., 75 Rockefeller Plaza, New York, NY 10019.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Restated Certificate of Incorporation, as applicable.

          The Registrant's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on April 1, 1998.



                               TIME WARNER  INC.

                               By:/s/ Richard J. Bressler
                                  Name:  Richard J. Bressler
                                  Title: Executive Vice President and
                                          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on April 1, 1998 in the capacities indicated.


         Signature                 Title

(i) Principal Executive Officer:


               *                   Director, Chairman of the Board and
        (Gerald M. Levin)          Chief Executive Officer



(ii) Principal Financial Officer:


 /s/ Richard J. Bressler           Executive Vice President and Chief
     (Richard J. Bressler)         Financial Officer



(iii) Principal Accounting Officer:


/s/ John A. LaBarca                Senior Vice President and
    (John A. LaBarca)              Controller

(iv) Directors:

           *
     (Merv Adelson)


           *
    (J. Carter Bacot)



  (Stephen F. Bollenbach)


           *
  (Beverly Sills Greenough)



   (Gerald Greenwald)


           *
     (Carla A. Hills)


           *
     (Reuben Mark)


           *
    (Michael A. Miles)


           *
    (Richard D. Parsons)


           *
    (Donald S. Perkins)


           *
     (R. E. Turner)


           *
    (Raymond S. Troubh)


           *
  (Francis T. Vincent, Jr.)


Constituting a majority of the Board of Directors

*By /s/ Peter R. Haje
       (Peter R. Haje)
       (Attorney-in-Fact)

*Pursuant to Powers of Attorney
 dated as of October 10, 1996 and March 20, 1997






                         EXHIBIT INDEX


Exhibit
Number                Description                                      Page

 4.1
          Restated Certificate of Incorporation of the
          Registrant as filed with the Secretary of State
          of the State of Delaware on October 10, 1996
          (which is incorporated herein by reference to
          Exhibit 4.3 to the Registrant's 1996 S-8
          Registration Statement).                                      *

 4.2      Certificate of Increase of the Number of Shares
          of Series Common Stock of the Registrant
          Designated as Series LMCN-V Common Stock as
          filed with the Secretary of State of the State
          of Delaware on August 13, 1997 (which is
          incorporated herein by reference to Exhibit
          3.(i)(b) to the Registrant's Quarterly Report
          on Form 10-Q for the quarter ended September
          30, 1997).                                                    *

 4.3      Certificate of Amendment of Restated
          Certificate of Incorporation of the Registrant
          as filed with the Secretary of State of the
          State of Delaware on May 19, 1997 (which is
          incorporated herein by reference to Exhibit
          3.(i)(c) to the Registrant's Quarterly Report
          on Form 10-Q for the quarter ended June 30,
          1997 (the "June 1997 Form 10-Q")).                            *

 4.4      Certificate of Amendment of Restated
          Certificate of Incorporation of the Registrant
          as filed with the Secretary of State of the
          State of Delaware on October 10, 1996 (which is
          incorporated herein by reference to Exhibit 4.4
          to the Registrant's 1996 S-8 Registration
          Statement).                                                   *

4.5       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series LMC Stock of the Registrant
          as filed with the Secretary of State of the
          State of Delaware on October 10, 1996 (which is
          incorporated herein by reference to Exhibit 4.5
          to the Registrant's 1996 S-8 Registration
          Statement).                                                   *

 4.6      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series LMCN-V Stock of the
          Registrant as filed with the Secretary of State
          of the State of Delaware on October 10, 1996
          (which is incorporated herein by reference to
          Exhibit 4.6 to the Registrant's 1996 S-8
          Registration Statement).                                      *

 4.7      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series A Participating Cumulative
          Preferred Stock of the Registrant as filed with
          the Secretary of State of the State of Delaware
          on October 10, 1996 (which is incorporated
          herein by reference to Exhibit 4.7 to the
          Registrant's 1996 S-8 Registration Statement).               *

 4.8      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series D Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.8 to the Registrant's
          1996 S-8 Registration Statement).                            *

 4.9      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special  Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series E Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.9 to the Registrant's
          1996 S-8 Registration Statement).                             *

 4.10     Certificate of Correction of the Certificate of
          the Voting Powers, Designations, Preferences
          and Relative, Participating, Optional or Other
          Special Rights, and Qualifications, Limitations
          or Restrictions Thereof, of Series E
          Convertible Preferred Stock of the Registrant
          as filed with the Secretary of State of the
          State of Delaware on November 13, 1996 (which
          is incorporated herein by reference to Exhibit
          3.(i)(h) to the Registrant's 1996 Form 10-K).                 *

 4.11     Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series F Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.10 to the
          Registrant's 1996 S-8 Registration Statement).                *

 4.12     Certificate of Correction of the Certificate of
          the Voting Powers, Designations, Preferences
          and Relative, Participating, Optional or Other
          Special Rights, and Qualifications, Limitations
          or Restrictions Thereof, of Series F
          Convertible Preferred Stock of the Registrant
          as filed with the Secretary of State of the
          State of Delaware on November 13, 1996 (which
          is incorporated herein by reference to Exhibit
          3.(i)(j) to the Registrant's 1996 Form 10-K).                 *

 4.13     Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series G Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.11 to the
          Registrant's 1996 S-8 Registration Statement).                *

 4.14     Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series H Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.12 to the
          Registrant's 1996 S-8 Registration Statement).                *

 4.15     Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series I Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.13 to the
          Registrant's 1996 S-8 Registration Statement).                *

 4.16     Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series J Convertible Preferred
          Stock of the Registrant as filed with the
          Secretary of State of the State of Delaware on
          October 10, 1996  (which is incorporated herein
          by reference to Exhibit 4.14 to the
          Registrant's 1996 S-8 Registration Statement).                *

4.17      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of 10 1/4% Series M Exchangeable
          Preferred Stock of the Registrant as filed with
          the Secretary of State of the State of Delaware
          on October 10, 1996 (which is incorporated
          herein by reference to Exhibit 4.15 to the
          Registrant's 1996 S-8 Registration Statement).                *

4.18      By-laws of the Registrant as of May 22, 1997
          (which are incorporated herein by reference to
          Exhibit 3.(ii) to the Registrant's June 1997
          Form 10-Q).                                                   *

 4.19     Rights Agreement dated as os October 10, 1996,
          between the Registrant and ChaseMellon
          Shareholder Services, L.L.C., as Rights Agent
          (which is incorporated herein by reference to
          Exhibit 4.17 to the Registrant's 1996 S-8
          Registration Statement).                                      *

 5. Opinion of Thomas W. McEnerney, Esq. regarding the legality of the securities being registered.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Price Waterhouse LLP, Independent Accountants, with respect to Turner Broadcasting System, Inc.

23.3      Consent of Thomas W. McEnerney, Esq. included in Exhibit 5.

24.1      Powers of Attorney dated as of October 10, 1996
          (which are incorporated by reference to Exhibit
          24 to the Registrant's 1996 S-8 Registration Statement).      *

24.2      Power of Attorney dated as of March 20, 1997
          (which is incorporated herein by reference to
          Exhibit 24.2 to the Registrant's 1997 S-8
          Registration Statement).                                      *







*Incorporated by reference